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                                                                    Exhibit 7(h)

                               IRREVOCABLE PROXY
                                   FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                       OF GENERAL INSTRUMENT CORPORATION
                       ---------------------------------

                                 April 5, 1999


     The undersigned hereby irrevocably grants to Liberty Media Corporation, its attorneys and agents, with full power of substitution, the right to vote in its sole discretion as proxy for the undersigned at the 1999 Annual Meeting Stockholders of General Instrument Corporation (the "Company"), and at any adjournments thereof, 4,680,922 shares (the "Shares") of common stock, par value $0.01 per share, of the Company held of record by the undersigned on March 31, 1999, the record date for the 1999 Annual Meeting of Stockholders, and sold to Liberty Media Corporation on the date hereof.

     This proxy is coupled with an interest in the Shares and is irrevocable.


                                       FORSTMANN LITTLE & CO.
                                       SUBORDINATED DEBT AND EQUITY
                                       MANAGEMENT BUYOUT
                                       PARTNERSHIP-IV

                                       By: FLC XXIX Partnership, L.P.,
                                           General Partner

                                       By: /s/ Steven B. Klinsky
                                           --------------------------------
                                       Name:  Steven B. Klinsky
                                       Title: General Partner